Exhibit c(3)

Valuation
Of
AREL
Communications
and Software

June 7, 2005

Confidential

Final

June 7, 2005
Arel Communications and Software
Confidential
GIZA SINGER EVEN
Final

Important Notice

In arriving at out opinion (the “Opinion”) as set forth in this presentation, we  have used publicly available information and information made available to Giza Singer Even. In preparing this opinion, Giza Singer Even Ltd. (GSE) has relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources, as well as information which was provided to Giza Singer Even by or on behalf of Arel Communication and Software Ltd. (“Arel”) or which was otherwise reviewed by Giza
Singer Even, including any statements with respect to projections on which such statements were based.

Neither Arel’s auditors nor any other independent accountants have compiled, examined or performed any procedures with respect to the financial projections contained herein, if any, nor have they expressed any opinion or given any form of assurance on such information  or its achieved results. This presentation is not a guarantee of performance. It involves risks, uncertainties and assumptions. The future financial results and stockholder value of Arel may materially differ from those expressed in this presentation due to factors that are beyond anyone’s ability to control or predict. We cannot assure you that Arel’s future financial results will not materially vary from this presentation and we do not intend to update or revise this presentation.

CYMI Ltd has agreed to indemnify us for certain liabilities that may arise out of the rendering of the Opinion set forth in this presentation.

June 7, 2005
Arel Communications and Software
Confidential
GIZA SINGER EVEN
Final

Background of the
Proposed Transaction

Background

GSE has been appointed in principle by
CYMI Ltd. (“CYMI”) to provide an
independent assessment regarding the
financial valuation of Arel and to assess
the supply curve of Arel’s outstanding
shares and thus determine the appropriate
Tender Price to facilitate conducting a
tender from target shareholders (the
“Proposed Transaction”).

Scope of Analysis

Scope of Analysis

Giza Singer Even’s analysis was based on:

  Review of Arel’s 20F for fiscal year 2003.

Review of Arel’s unaudited financial statements for fiscal year 2004.

Review of financial projections for the year 2005 and expense structures for various revenue levels, prepared by the Company’s management.

Discussions with Mr. George Morris, Chairman of the Board of Arel;
  Mr. Philippe Szwarc, Chief executive officer of Arel; Mr. Danny Yelin,
  Chief Financial officer of Arel regarding Arel’s business and financial historical performance, future prospects, the company’s competitive position and industry trends.

Market Analyses produced By Frost & Sullivan, Patricia Seybold Group,
  Wainhouse Research and the Cowper Group.

Analysis of public information with respect to certain other companies in lines of business we believe to be comparable to Arel, in whole or in part. This includes an examination of current public market prices and resulting valuation statistics

Review of certain other relevant, publicly available information, including economic, industry and investment information.

Scope of Analysis

Giza Singer Even has relied on information provided by Arel and other public sources without independent verification thereof.

Giza Singer Even has not conducted an independent appraisal of any of the assets or liabilities of Arel, nor have we made any physical inspection of the properties or assets of Arel.

In connection with our engagement, Giza Singer Even was not requested to, and Giza Singer Even did not, solicit third party indications of interests for all or part of Arel. Giza Singer Even was not requested to consider, and our opinion does not address, the relative merits of the
Proposed Transaction as compared to any alternative business strategies that may exist for CYMI or for Arel, or the effect of any other transaction in which CYMI might engage.

Business Overview

Business Overview

Arel Communications and Software (an Israeli company traded on the
NASDAQ - ARLC) develops, markets and sells conferencing software solutions for enterprise-wide deployment of integrated voice, video and data web conferencing/collaboration and training applications.

During the past 30 months, Arel has repositioned itself from primarily a training distance learning company to  a company primarily active in the Web conferencing and collaboration market. Arel is presently active in two segments of the Conferencing and e-learning markets:

1.

Web conferencing and collaboration – Arel’s primary product,
Integrated Conferencing Platform™ (ICP) core software, used
in the Arel Spotlight™ application suite facilitates
collaboration.

2.

Satellite conferencing and e-learning – Arel’s complementary market, based on Arel’s former primary technology.

Arel’s is in the midst of repositioning itself to the highly competitive web conferencing market, while continuing to
support and supply the residual satellite conferencing
market ..

Arel’s business model is as an enterprise supplier, in
contrast to the business model of “service provider”
adopted by most current competitors.

Business Overview

June 7, 2005

Arel Communications and Software
Confidential

GIZA SINGER EVEN

Final

Historical Financial Performance ($ million)

7.16

17.33

Amortization & Goodwill

(5.95)

0.63

(13.48)

(23.5)

Operating Profit (loss)

6%

4.2

16%

1.59

63%

6.42

70%

10.12

2003

(236%)

(327%)

(350%)

Operating Profit margin

9.3

21%

1.95

54%

5.1

9.4

2001

6.44

37%

2.22

39%

2.34

-37%

5.94

2002

6.21

Selling, General and Administrative
expenses

43%

R & D  Margin

1.89

R & D

49%

Gross Profit Margin

2.15

Gross Profit

-57%

growth

4.39

Revenues ($ millions)

2004

Industry Impressions

Enterprise
Service

June 7, 2005

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Final

Web-only

Integrated V/V/W

Arel

Radvision/FVC

Centra

Webex

Raindance

Microsoft

Latitude

IBM/Lotus

Interwise

Polycom

Breeze

Genesys

Industry Impressions
Market in Transition - Summary

$10,000
$8,000
$6,000
$4,000
$2,000
$0
2005
2006
2007
2008
2009
765
3,443
1,228
982
3,684
1,457
1,269
3,895
1,767
1,653
4,094
2,163
2,195
4,175
2,715
data
voice
video

June 7, 2005

Arel Communications and Software
Confidential

GIZA SINGER EVEN

Final

Industry Impressions – Conferencing Market forecasted Trend

Million $

Frost & Sullivan, 2003

June 7, 2005
Arel Communications and Software
Confidential
GIZA SINGER EVEN
Final

Towards year 2009 significant market growth is
foreseen

F&S expects Conference & Collaboration market to
total almost $7 Billion annually by 2009.

Highest growth forecasted in Data Segment (i.e.Web
Conferencing) of which mostly the is relevant to Arel
(2005; $0.6 Billion - $0.8 Billion, 2009; appr. $2.2
Billion).

Major market analysts forecast shift in customer
preference, from Service Providers (presently ~ 60%)
towards Software Vendors / Enterprise (2009 ~ 50%)

Industry Overview – Market Trends

June 7, 2005
Arel Communications and Software
Confidential
GIZA SINGER EVEN
Final

Arel’s Position – SWOT
 (source: Frost & Sullivan)

Strengths

Arel has “early mover” advantage

Seamless collaboration

Quality audio, web & video

Impressive customer list (adopted by
Fortune 500 companies)

CAD/CAM support ability offers
potential of vertical market development

Weaknesses

Lack of strategic alliance

Limited financial resources in
market with “Powerhouses”

Low penetration to government
sector

Limited success penetrating
“Service Provider” market

Opportunities

Increasing adoption of IP networks,
VoIP and other IP enabled
communications

Demand for productivity solutions
coupled with growth of geographically
dispersed organizations

Managed services represent an
attractive market for penetration
opportunities

Threats

User needs and preferences
remain unclear

Market still nascent – solution for a
problem users don’t know they
have

Two-prong competition from
established vendors and from
entrance of major brand names

Discounted Cash Flow
Valuation

June 7, 2005
Arel Communications and Software
Confidential
GIZA SINGER EVEN
Final

Valuation and Financial Analysis: Discounted Cash Flow
General

The DCF method includes :

constructing a projection of Arel’s future cash
flows.

discounting these cash flows to the present at an
appropriate cost of capital.

performing sensitivity analysis of major variables.

June 7, 2005
Arel Communications and Software
Confidential
GIZA SINGER EVEN
Final

Revenue cash flows differentiated relative to two main
business segments of Arel:

Web Conferencing (Spotlight) – future lead
business segment. Accelerated growth expected
as market emerges followed by steady state.

Satellite Conferencing – previous lead business
segment. Steady-state with little positive growth (if
any) expected as market  decays.

        (*) ALS (distance learning) business activity
      (based in Dayton, Ohio) included in Satellite.

Valuation and Financial Analysis: Discounted Cash Flow
Assumptions (Revenue)

June 7, 2005
Arel Communications and Software
Confidential
GIZA SINGER EVEN
Final

Valuation and Financial Analysis: Discounted Cash Flow
General

The DCF value of Arel:

  Equity Value (100%)                               $ 15.3 million

Equity Value value per share (B&S)                      $1.13 *

The Market value:

Share Price (May 31, 2005)                          $0.99

* Considers excess financial assets, as of March 31, 2005 of appr. $2M.
   Two types of securities - shares and warrants – issued by Arel, require use of Black & Scholes to accurately assess value per share

June 7, 2005
Arel Communications and Software
Confidential
Final

Arel Profit & Loss(2005 – 2009): Discounted Cash Flow
Giza Singer Even model

3.2

3

2.7

2.6

2.4

Research & Development

1.5

1.5

1.4

1.4

1.4

Satellite Gross Profit

2.4

2.1

3.1

5.8

14.0

12.5

2.7

15.6

18.3

2008

(1.4)

(1.7)

3

4.9

8.9

7.5

2.6

9.8

12.4

2007

8.4

(4.0)

(5.2)

Operating Profit

8.7

(3.7)

(5)

EBITDA

2.8

3.9

3.9

2.5

2.5

3.8

6.3

2005

2.9

4.3

5.8

4.4

2.5

6.1

8.6

2006

3.2

G & A Expenses

7.2

Sales & Marketing

22.0

Total GROSS PROFIT

20.5

Web Gross Profit

2.8

Total Satellite Revenue

25

Total Web Revenue

27.8

Total Revenues

2009

($ millions)

June 7, 2005
Arel Communications and Software
Confidential
Final

Arel Profit & Loss(2005 – 2009): Discounted Cash Flow
Giza Singer Even model

7%

7%

7%

7%

Research & Development

3%

3%

3%

0%

Satellite Gross Profit

Negative

Negative

4%

19%

56%

66%

3%

60%

48%

2008

Negative

Negative

4%

14%

54%

69%

3%

60%

43%

2007

303%

Negative

Operating Profit

267%

Negative

EBITDA

3%

10%

49%

75%

0%

60%

36%

2006

4%

G & A Expenses

24%

Sales & Marketing

58%

Total GROSS PROFIT

64%

Web Gross Profit

3%

Total Satellite Revenue

60%

Total Web Revenue

52%

Total Revenues

2009

Change year over year (%)

June 7, 2005
Arel Communications and Software
Confidential
Final
GIZA SINGER EVEN GSE

Arel Profit & Loss(2005 – 2009): Discounted Cash Flow
Giza Singer Even model

11%

16%

22%

30%

38%

Research & Development

54%

54%

54%

54%

54%

Satellite Gross Profit/
Sat. Revenue

13%

11%

17%

32%

76%

80%

15%

85%

2008

Negative

Negative

24%

40%

72%

77%

21%

79%

2007

30%

Negative

Negative

Operating Profit

31%

Negative

Negative

EBITDA

44%

62%

62%

67%

40%

60%

2005

34%

50%

67%

73%

30%

70%

2006

12%

G & A Expenses

26%

Sales & Marketing

79%

Total GROSS PROFIT

82%

Web Gross Profit/ Web
Revenue

10%

Total Satellite Revenue

90%

Total Web Revenue

2009

% of revenue

The Base Year was calculated using management 2005
annual budget (based on existing orders / negotiations,
revised in April 2005 and kept current with business
developments).

Valuation and Financial Analysis: Discounted Cash Flow

Web Conferencing – Revenue Assumptions

  2006 – 2009: assume Arel to expand (revenue growth rate)
double market segment growth, i.e. 60% annual revenue
growth rate, relative to Five year market CAGR of 30% (Frost
& Sullivan 2003 market forecast for Data systems, revised by
Giza Singer Even)

Valuation and Financial Analysis: Discounted Cash Flow

Web Conferencing – Revenue Assumptions

Terminal Value of company reflects an unlimited period
of gradual growth after market stabilization (“steady
state”). This is calculated with the Gordon Growth
perpetuity formula, based on the company 2009
performance.

A long term growth rate of 6% is assumed as
characteristic of the communications industry.

Valuation and Financial Analysis: Discounted Cash Flow

Satellite Conferencing – Revenue Assumptions

1. Forecasted revenue based on recent previous
      company results ($8.4 million in 2003, $4.1
      million in 2004 and $2.5 million included in 2005
      budget).

2. Segment expected to eventually phase-out.
       In near future customers and projects still exist
       and expected to generate revenue.

3. Long sale cycle (customers are mostly large
      corporations that are characterized by extended
      decision making processes).

4.  Existing historical track record of company revenue.

June 7, 2005

Arel Communications and Software
Confidential

GIZA SINGER EVEN

Final

two discount rates:

22.5% for free cash flows (positive and negative)
generated during initial five year framework.

16.5% for company terminal value (reflecting mostly
future long term growth rate of web conferencing).

Valuation and Financial Analysis – Discount Rate
Qualitative Considerations

June 7, 2005
Arel Communications and Software
Confidential
GIZA SINGER EVEN
Final

Valuation and Financial Analysis - Discount Rate
Quantitative Consideration #1 – Industry CAPM

We analyzed the Cost of Capital for companies in the
“Prepackaged Software” industry (SIC code 7372) – the industry classification most relevant for Arel. Special attention was relegated to examining companies with similar financial state and prospects as Arel.

Ibbotson Associates (“IA”) has compiled data on 201 in the
Prepackaged Software industry, including 177 companies
classified as Low or Micro Cap (smallest being Unitorix Corp. with annual sales $1 million).

Industry Description: Establishments primarily engaged in the design, development and production of prepackaged computer software. Important products of this industry include operating, utility and applications programs. Establishments of this industry my also provide services such as preparation of software documentation for the user, installation and training.

June 7, 2005

Arel Communications and Software
Confidential

GIZA SINGER EVEN
Final

Valuation and Financial Analysis - Discount Rate
Quantitative Consideration #1 – Industry CAPM

IA publishes several assessments of the Cost of Capital for a composite of the smallest (in terms of sales)10% companies (20 companies) in this industry, based on the CAPM and related
methods.

22.94%

Fama-French
3 factor

22.48%

24.26%

20.24%

Small Composite

Average

CAPM + size
premium

CAPM

SIC 7372
Cost of Equity Capital

CAPM: risk free rate + (Beta*Equity Risk Premium)

CAPM + size premium: risk free rate + (Beta*Equity Risk Premium) + small size premium

Fama-French 3 factor: uses company size, book-to-market ratio and a single market factor

Sensitivity Analysis

June 7, 2005

Arel Communications and Software
Confidential

GIZA SINGER EVEN

Final

Valuation and Financial Analysis: Sensitivity Analysis

6.5

15.3

27.6

Growth Period
(2007-2009):
Base

negative

30.4

Launch Year
(2006): Low

0.7

43.6

Launch Year
(2006): Base

9.4

64.0

Launch Year
(2006): High

Growth Period
(2007-2009): Low

Growth Period
(2007-2009):
High

($ million)

Sensitivity of Company value to changes in Launch Year
revenue and company growth rate

Conclusion: Company’s value is significantly sensitive to changes in revenue growth rate. Lower growth rate will result in a significantly lower company value than that forecasted. Higher growth rate will result in a significantly greater company value than that forecasted.

Supplementary
Material

June 7, 2005

Arel Communications and Software
Confidential

GIZA SINGER EVEN

Final

Business Overview – A summary of Arel’s Balance Sheet
($ million as of December 31)

8.85

14.4

Total Liabilities & Equity

0.6

0.7

Employees Related Obligations

1.9

0.9

Long Term Liabilities

9.0

1.9

0.1

0.3

4.5

2003

3.95

T o t a l shareholders’
equity

3.1

Other

0.3

Deferred Revenues

0.5

Trade Accounts Payable

Including:

3.0

Total Current Liabilities

2004

8.85

14.4

Total Assets

0.1

0.6

Other

0.35

0.4

Property & Equip.

0.6

0.5

Severance Pay Funds

0.5

0.6

3.7

4.1

3.9

12.9

2003

0.8

Inventories

1.0

Investment in ArelNet (1)

2.2

Accounts Receivable

0.7

Short Term Investment

3.1

Cash and equivalents

Including:

7.8

Total Current Assets

2004

June 7, 2005
Arel Communications and Software Confidential
GIZA SINGER EVEN
Final

Arel contains several subsidiaries / divisions that generate revenue in one of the two relevant markets.

Business Overview

ALS

Arel Learning Systems
(Dayton Ohio) based on
W2Com that merged
with Arel in 2002.

Previously sold Video
integration, Spotlight
licenses, Network
services. To date selling
mainly Network
services.

EMEA

SRL

AREL Inc.

100% owned
European Union
marketing
subsidiary (offices
in France and
Germany).

Active in Satellite
and  Web
segments

100% owned
Italian
marketing
subsidiary

Active in
Satellite and
Web segments

AREL
Acquisitions

100% owned
U.S.A.
marketing
subsidiary

Active in
Satellite and
Web segments

AREL Ltd.
(ARLC)

June 7, 2005
Arel Communications and Software Confidential
Final

Business Overview

The company’s main offices (including management,
research and development and manufacturing) are
located in Nes Ziona, Israel. The company is an
“Approved Enterprise” thus benefiting from
governmental grants and discounted tax rates.

During the past 30 months, the company has
experienced a extensive reorganization, which has
included:

change of majority share holdings.

change of company management

change in business orientation of company, from
satellite based systems to web based systems.

AREL COMMUN & SOFTWARE
as of 23-May-2005
15
10
5
0
Jan01
Jan02
Jan03
Jan04
Jan05
Millions
2.0
1.5
1.0
0.5
0.0
Copyright 2005 Yahoo! Inc.
http://finance.yahoo.com/

+40%
+20%
0%
-20%
-40%
-60%
-80%
-100%
Jan01
Jan02
Jan03
Jan04
Jan05
_IXIC
ARLC

June 7, 2005
Arel Communications and Software
Confidential
Final

Business Overview

These processes were
manifested in the company’s
market value:

Share Price decline since
2000, was halted. Since
Q1/03, average price of
$1.69.

Since 2004, company’s
share traded at
significantly below
Nasdaq index.

The firm’s rate of return
was uncorrelated with
those of the Nasdaq
during the past two years.

Share Price in $

Share price trend
Arel / Nasdaq

In our opinion, the company’s poor performance during the
past few years is a result of the decaying satellite
conferencing market and the immaturity of the developing
web conferencing and collaboration market.

The timely influx of equity (namely $ 10 million line of credit extended by major shareholder) and equity profits (app. $1.3 million from sale of company’s share in ArelNet), is vital to the company’s continued solubility and future prospects.

In our opinion, Arel’s technological advantage, position and experience, provide the foundations for the company to
successfully “find its niche” and develop into a viable part of the promising market of VoIP Collaboration

Business Overview

June 7, 2005
Arel Communications and Software Confidential
GIZA SINGER EVEN
Final

Market Trends:

Convergence of technologies (from Web only to
Voice-Video-Data)

Conference vs. Desktop

Presentation and Conference vs. Collaboration

Within the Company vs. Outside the Company

Scheduled vs. reservation-less constant availability

General agreement that Conferencing and Collaboration
Market is in Nascent stage

Industry Overview and Arel’s Position – Key Issues

June 7, 2005
Arel Communications and Software
Confidential
GIZA SINGER EVEN
Final

Industry Impressions
From Market differentiation to Market Convergence

“Siloed” conferencing solutions

“E-learning

Automated conferencing

Converged
Conference
and
Collaboration

Market in Transition #1: Towards Convergence and
Collaboration

Platform Extensions

Public IM Connectivity
AOL Instant Messenger
Yahoo! Messenger
msn

Chat
Parlano

Hygiene
Sybari
Trend Micro

Multi-Party Voice / Video
Polycom
Siemens
Radvision
First Virtual Communications
Intratel Connect
Logitech

Fax / SMS
tenestrae

Clients
eDial
Followap
Rivotek

Load Balance
f5

Logging / Compliance
IMlogic
Akonix
FaceTime

Alerts
AtHoc

Secure Transactions
Voltage
IntelliSafe

Session Border Control
Jasomi
inGate
Netrake

Solutions

Financial News / IM
Reuters

Manufacturing / SC
OSIsoft
blueair networks
Descartes
FreeMarkets

Integration w/ CRM
PeopleSoft

E-Learning
KnowledgeNet
saba
brainshark
geo

Services

System Integrators
avanade
hp invent
Unisys
Quilogy
Dimension Data
Interlink
connected innovation — are you connected?
Immedient
obs
Econium

Integrated Conferencing
BT
MCI
InterCall
ezenia!
Accutel
Fugent
conferenceplus
Sprint
Premiere Conferencing
Ecco
Global Crossing

17

June 7, 2005

Arel Communications and Software Confidential

Final

Industry Impressions
From Market differentiation to Market Convergence

Market in Transition #2:

1.

existing players move to strengthen position,
either by alliances or mergers

2.

major companies enter market independently or
by acquisition of existing players

Industry Impressions
From Market differentiation to Market Convergence

96-100%
9%
76-95%
10%
0-5%
32%
51-75%
11%
17%
21%
26-50%
5-25%
Source: Wainhouse Research WebMetrics April 2005

Industry Impressions – Convergence Market developing

Webcams
Gaining
Popularity in
Web
Conferences;
Wainhouse
Research
WebMetrics
study shows
that almost 33%
of conference
holders polled
use webcams in
over half of their
conferences

Outer #:
% conferences
using webcam

Inner #: % survey
population

June 7, 2005

Arel Communications and Software
Confidential

GIZA SINGER EVEN

Final

Collaboration Giants

The market includes / will soon include major international
companies, against whom Arel competes, such as:

Cisco (MeetingPlace 5.3)

IBM (Lotus Web Conferencing 6.5)

Macromedia (Breeze Live 4.0)

Microsoft (Office Live Meeting 2003)

Oracle (Web Conferencing 2.0)

WebEx (Meeting Center 6.1)

Major Market Analyst’s (Wainhouse Research, Frost &
Sullivan) define Arel’s relevant market as mostly Web
Conferencing segment and part of Video/Audio
Conferencing Segment.

Arel’s business model – Software Vendor / Enterprise.

Arel recognized technology leader (Arel’s lead product received the 2004 Award for Best Customer Premises Equipment (CPE) Web
Conferencing Suite from Videoconferencing Insight)

Arel’s potential lies in capitalizing on technology advantage, forecasted market growth, expected shift in customer
preference towards Software Vendors, and present
customer base to develop niche solutions.

We assess as reasonable Arel 1% - 1.5% of relevant market.

Arel’s Position

Valuation and Financial Analysis: Discounted Cash Flow

Web Conferencing

Valuation and Financial Analysis: Discounted Cash Flow

Web Conferencing – Revenue Assumptions

Arel’s lead business activity is selling quality software and hardware solution that enables easy convergence,
collaboration  and conferencing (V/V/D) by VoIP.

As the market for such systems is still emerging, Arel has yet to start generating substantial revenues from its Web based
system. On the other hand, numerous potential competitors
are actively developing convergence and collaboration
solutions.

In our opinion, it is feasible for Arel to position itself as a quality and niche solution producer, and thus obtain
substantial profits when the VoIP submarket of conferencing
“takes off”.

June 7, 2005
Arel Communications and Software Confidential
GIZA SINGER EVEN
Final

The methodology for valuing Arel is based on the
methodology  used for assessing a “Start-up”s. The
major characteristics of a “Start-up’s” business cycle
are:

a period of net losses as product is developed
  and the market emerges.

a short period of accelerated market and company
   growth.

a prolonged period (steady state) of single digit
   growth.

stagnation and market share decay.

Valuation and Financial Analysis: Discounted Cash Flow

Web Conferencing – Revenue Assumptions

June 7, 2005
Arel Communications and Software
Confidential
GIZA SINGER EVEN
Final

Valuation and Financial Analysis: Discounted Cash Flow

Web Conferencing – Revenue Assumptions

The basic dilemmas in determining the value of a “start-
up” are in deciding:

the company’s positioning and relative advantages
to current and future competitors.

the company’s initial level of sales (“Launch Year”)
   which will serve as the starting point of company
   accelerated growth.

On the other hand the expected market growth (see
“Industry Impressions”) and the company’s expense
structure are usually well based and documented.

Valuation and Financial Analysis: Discounted Cash Flow

Web Conferencing – Revenue Assumptions

Five year – three part framework (2005 – 2009) of projected
cash flows:

1.

Base Year of 2005 based on Arel budget (updated
April 2005).

2.

2006 – 2009 business forecast – company growth
relative to expanding market.

3.

terminal value of company in 2009 and onwards.

Valuation and Financial Analysis: Discounted Cash Flow

Satellite Conferencing

Valuation and Financial Analysis: Discounted Cash Flow

Satellite Conferencing – Revenue Assumptions

Three staged Five-Year framework:

1. 2005 Arel Budget (updated April 2005) - Base Year.

2. 2006 – 2009; growth relative to market segment growth.

  3. 50% of 2009 satellite gross profit included in
company terminal value, representing long term
phasing-out of satellite segment.

Valuation and Financial Analysis: Discounted Cash Flow

Satellite Conferencing – Revenue Assumptions

2006 revenue: Base scenario assumes continuation
of 2005 revenue with sensitivity analysis to extreme
scenarios 10% around 2005 revenue.

2007 – 2009: Base scenario assumes steady state of
3% annual growth, with sensitivity analysis to extreme
scenarios 2% + / - .

2005 Budget reflects continuation of revenue
decrease ($8.4 million in 2003, $4.1 million in 2004),
as market decays

Expense Assumptions

June 7, 2005
Arel Communications and Software
Confidential
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Final

Valuation and Financial Analysis: Discounted Cash Flow

Expense Assumptions

The Giza Singer Even model uses varied levels of
elasticity to affect growth of variable expenses. The
elasticity represents a limited rate of correlation between
the Factor/s that effects the expense growth and the
specific expense.

For example:

a specific cost factor “X” ($100 in year 1), is rated
   an elasticity of 10% to total revenue.

a 25% growth in revenues from “year 1” to “year
   2”, translates to a 2.5% (.25 * 0.1) increase in “X”
   from “year 1” to “year 2”.

Valuation and Financial Analysis: Discounted Cash Flow

Expense Assumptions

Salary costs were increased with a 10% elasticity relative to revenue.

Chief Scientist contribution is assessed as 4% of web
revenue.

R & D was assumed to be relative stable, based on existing
personnel and programs. R & D costs were increased with a
12% elasticity relative to web revenue. R&D margin of 11%,
stabilized in 2009, is characteristic of similar companies.

June 7, 2005
Arel Communications and Software
Confidential
GIZA SINGER EVEN
Final

Valuation and Financial Analysis: Discounted Cash Flow

Expense Assumptions

Sales & Marketing:

Payroll expenses were increased with a 15%
  elasticity relative to new license sales.

Marketing and Sales related expenses were
   increased with a 15% elasticity relative to total
revenue.

G & A Expenses were increase by elasticity rates of
average 10% relative to total revenue.

Tax rate of 10% reflects existing tax rights as a
“Approved Enterprise” and tax carry forward losses.
In any case, the tax issue does not substantially the
company’s valuation.

Discount Rate

Valuation and Financial Analysis – Discount Rate

Valuing the company independently of market value, requires
not using the CAPM model (which is equivalent to an efficient market) for determining Discount Rate (Roll 1977).

The Giza Singer Even model adopted a discount rate based
on qualitative considerations.

This rate was then compared to quantitative considerations,
as part of the verification process.

June 7, 2005
Arel Communications and Software Confidential
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Valuation and Financial Analysis – Discount Rate
Qualitative Considerations

Poor company financial results.

Limited window of opportunity
  before entrance of “Giants”.

Nascent market – uncertainty
  when market development will
  begin.

Limited company presence.

Sale entails substantial initial
  outlay – difficult competition from
  service providers.

Lacking strategic alliance.

Collaboration market currently
   developing, thus enabling existing
   producers to benefit from accelerated
   growth rates.

Arel’s product recognized as
   technologically advanced.

Market sensitive to differences in
   product technological.

Arel product currently available (“gets
  on at ground level”).

Future market configuration expected
  to favor Enterprise producers over
  Service Providers.

Arel well positioned to benefit as
  niche / specialty product manufacturer.

Arel deploys “worldwide” (especially
  U.S. and EU) marketing reps.

Substantial financial backing by major
   shareholder.

Valuation and Financial Analysis - Discount Rate
Quantitative Consideration #1 – Industry CAPM

Based on IA’s market data, we independently extrapolated the CAPM of a company within the small composite and with a non-leveraged capital structure similar to Arel’s.

Risk free rate (10 year Treasury Bond) = 4.0%
Beta = IA’s adjusted un-leveraged Beta for Industry Small Composite
(based on regression of monthly data) = 1.82
Equity Risk Premium = Spread between “S&P 500 average 10 year return” and “10 year Treasury Bond” = 12.15 – 4 = 8.15%
                                         CAPM = 4 + (1.82*8.15) = 18.83

Clarification:
1. The Giza Singer Even model was performed in Real Terms, while most models in U.S.A (we assume also including IA’s) are performed in
    Nominal Terms, taking into consideration an inflation rate of about 2%
    annual. Thus GSE’s Discount Rate is about 2% higher than those quoted by comparable U.S. analysts.

2. Arel’s Beta, relevant to its market value and the conduct of its shares, is considerably lower than 1.

Valuation and Financial Analysis - Discount Rate
Quantitative Consideration #2 - P/E Ratio

Lacking the ability to use the familiar CAPM model, the
discount rate can be determined with a basic model*
based on P/E Ratio:

P/E ratio = 1/(k-g)
k = overall return required by investors from similar investments

g = expected earnings growth

(*) This model assumes that the Price Expectation Generator is an unbiased estimator.

“K” was generated by performing regression analysis on
a consecutive stream (12 – 15 quarterly P/E ratios of Arel,
Raindance, Genesys and Centra) Pt / EPS t+1 .

Result: Adjusted “K” (smoothing of statistical anomalies) of 6% - 8%
Signifies: Discount rate of “rate of growth + 6% or 8% for all future free cash positive flows.

June 7, 2005
Arel Communications and Software
Confidential
GIZA SINGER EVEN
Final

Valuation and Financial Analysis - Discount Rate
Quantitative Consideration #2 - P/E Ratio

“Smoothing out” of years with negative tax flow  results in
two average discount rates:

20% for free cash flows (positive and negative)
generated during initial five year framework.

14% for company terminal value (reflecting mostly
future long term growth rate of web conferencing).

Black & Scholes

June 7, 2005
Arel Communications and Software
Confidential
GIZA SINGER EVEN
Final

Valuation and Financial Analysis: Black & Scholes
Assumptions for Value per share

The financial model constructed, includes assumptions
regarding:

exercise price (weighted average of $1.50).

standard of deviation of Arel’s share price: 24%
  (over a business year of trading multiplied by 360 ½ ).

expiration date (weighted average of 4.6 years).

number of warrants (2,045,701).

number of shares (13,241,916)

The value per share was assessed using the Black &
Scholes formula relevant for a private company, while
disregarding company market  value.

Valuation and Financial Analysis: Discounted Cash Flow
Assumptions for Value per share

As some of the warrants are unvested, we assume
that employees will not leave Arel before these
warrants have become vested.

For this preliminary presentation, we have used the
Black & Scholes formula relevant for a private
company, disregarding company market  value.

June 7, 2005

Arel Communications and Software Confidential

GIZA SINGER EVEN

Final

Valuation and Financial Analysis: Sensitivity Analysis

$1.13

15.3

Discount Rate :
Base

$1.30

$0.97

Value per Share

17.8

13

Whole Value
($ million)

Discount Rate :
Low (-1.5%)

Discount Rate:
High (+1.5%)

Company value relative to changes in discount rate

Discount Rate: 22.5% for five years of model and 16.5% for
terminal value.